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                                EXHIBIT 11.01

              AMERICAN CASINO ENTERPRISES, INC. AND SUBSIDIARIES

             SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE
                         AND COMMON SHARE EQUIVALENT
                  SIX MONTHS ENDED JANUARY 31, 1996 AND 1995

                                                            1996         1995
                                                         ----------   ----------
                                    PRIMARY:

Net income                                               $1,668,000   $1,881,000
                                                         ==========   ==========

Weighted average number of common shares
  outstanding during the period                          14,367,958   14,229,069

Add:
  Common stock equivalents (determined
  using the "treasury stock" method) representing
  shares issuable upon exercise of options
  and warrants                                            1,838,758      406,478
                                                         ----------   ----------
Weighted average number of shares used in
  calculation of primary income per share                16,206,716   14,635,547
                                                         ==========   ==========
PRIMARY EARNINGS PER COMMON SHARE
AND COMMON SHARE EQUIVALENT                              $     0.10   $     0.13
                                                         ==========   ==========



                                 FULLY DILUTED:

Net income                                               $1,668,000   $1,881,000
                                                         ==========   ==========

Weighted average number of common shares
  outstanding during the year                            14,367,958   14,229,069

Add:
  Common stock equivalents (determined
  using the "treasury stock" method) representing
  shares issuable upon exercise of options
  and warrants                                            2,173,470      352,526
                                                         ----------   ----------
Weighted average number of shares used in
  calculation of fully diluted income per share          16,541,428   14,581,595
                                                         ==========   ==========
FULLY DILUTED EARNINGS PER COMMON SHARE
AND COMMON SHARE EQUIVALENT                              $     0.10   $     0.13
                                                         ==========   ==========

NOTE: Fully diluted earnings per common share and common share equivalent is not presented in the Consolidated Statements of Income and Retained Earnings because the effect is antidilutive or the dilutive effect is less than three percent.


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